SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 ______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of report: September 6, 2006 (Date of earliest event reported)

eLEC COMMUNICATIONS CORP.
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

0-4465	13-2511270
(Commission File No.)	(I.R.S. Employer
Identification No.)

75 South Broadway, Suite 302 White Plains, New York 10601
(Address of principal executive offices; zip code)

(914) 682-0214
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

404839/04081.00042

Item 8.01       Other Events

           On September 6, 2006, eLEC Communications Corp. (“eLEC”) withdrew its offer to buy all outstanding membership interests of Liberty Bell Telecom LLC (“Liberty”), a privately-held telecommunications company. eLEC and Liberty previously announced that the companies had signed a letter of intent for eLEC to acquire Liberty.

In contemplation of such acquisition, eLEC raised acquisition financing in the amount of $1,050,000 from Laurus Master Fund, Ltd. (“Laurus”), which funds are currently being held in a restricted cash account pending the closing of the proposed Liberty acquisition or another acquisition approved by Laurus. eLEC intends to seek the approval of Laurus for the release of such funds for the acquisition of another entity or the release of all or a portion of such funds for working capital purposes. If eLEC is unable to obtain the consent of Laurus for the release of such funds, such funds will be returned to Laurus to reduce eLEC’s outstanding indebtedness to Laurus.

404839/04081.00042

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLEC COMMUNICATIONS CORP.

Date:	September 7, 2006	By:	/s/ Paul H. Riss
Paul H. Riss
Chief Executive Officer